UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 21, 2016

Date of Report (Date of earliest event reported)

TechnipFMC Limited

(Exact Name of Registrant as Specified in its Charter)

England and Wales	333-213067	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Legalinx Limited

1 Fetter Lane

London, EC4A 1BR

United Kingdom

(Address of Principal Executive Offices)

+44 800 975 8080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01	Other Events.

On December 21, 2016, FMC Technologies, Inc. (“FMCTI”) and Technip S.A. (“Technip”) issued a joint news release announcing that the Chancery Division of the High Court of Justice of England and Wales approved the European cross-border merger between Technip and TechnipFMC Limited (“Topco”) and set the date of completion of the merger for January 16, 2017. The parties also announced the filing of a Delaware certificate of merger pursuant to which FMCTI and a subsidiary of Topco will merge effective immediately after the merger between Technip and Topco on January 16, 2017, which will complete the business combination between FMCTI and Technip.

Trading of the Topco shares is expected to begin on January 17, 2017, on Euronext Paris at 9:00 a.m. (Paris time) and on the NYSE at 9:30 a.m. (New York time).

A copy of the joint news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	News release jointly issued by FMC Technologies, Inc. and Technip S.A. on December 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNIPFMC LIMITED

	By:	/s/ Tore Halvorsen
Dated: December 21, 2016		Name:	Tore Halvorsen
		Title:	Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release jointly issued by FMC Technologies, Inc. and Technip S.A. on December 21, 2016